HealthStream Announces Third Quarter 2019 Results Page 1 October 21, 2019	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2019 RESULTS

NASHVILLE, Tenn. (October 21, 2019)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the third quarter ended September 30, 2019. In this earnings release, all results are from continuing operations only, unless otherwise indicated (i.e., results for the three and nine months ended September 30, 2019 and 2018 exclude the gain on the sale of our divested Patient Experience business segment, which was completed in February 2018 and the results of operations of such segment prior to this divestiture).

•	Revenues of $62.5 million in the third quarter of 2019, up 4% from $59.9 million in the third quarter of 2018.
•	Operating income of $3.7 million in the third quarter of 2019, down 20% from $4.7 million in the third quarter of 2018.
•	Income from continuing operations of $3.5 million in the third quarter of 2019, up 14% from $3.0 million in the third quarter of 2018.
•	Earnings per share (EPS) from continuing operations of $0.11 per share (diluted) in the third quarter of 2019 compared to $0.09 per share (diluted) in the third quarter of 2018.
•	Adjusted EBITDA[1] from continuing operations of $11.5 million in the third quarter of 2019, up 3% from $11.1 million in the third quarter of 2018.
•	Scott A. Roberts appointed as Chief Financial Officer on September 20, 2019.

Financial Results:

Third Quarter 2019 Compared to Third Quarter 2018

Revenues for the third quarter of 2019 increased by $2.6 million, or 4 percent, to $62.5 million, compared to $59.9 million for the third quarter of 2018.

Revenues from our HealthStream Workforce Solutions segment were $51.0 million for the third quarter of 2019, compared to $49.1 million for the third quarter of 2018. Revenue growth of $1.9 million included a $1.6 million increase in revenue from our platform and content subscriptions, which was offset by a reduction in revenue from our legacy resuscitation products. Legacy resuscitation products were $13.4 million in the third quarter of 2019, compared to $15.0 million in the third quarter of 2018. The acquisition of Providigm, LLC, which was completed in January 2019, also added $1.9 million of revenue to the third quarter of 2019.

Revenues from our HealthStream Provider Solutions segment were $11.5 million for the third quarter of 2019, compared to $10.8 million for the third quarter of 2018. Revenue growth of $0.7 million was primarily attributable to new Verity subscriptions and professional services for client implementations.

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2019 Results Page 2 October 21, 2019

Operating income was $3.7 million for the third quarter of 2019, down 20 percent from $4.7 million for the third quarter of 2018. The reduction in operating income resulted primarily from higher personnel costs and depreciation and amortization, but was partially offset by the increase in revenue.

Income from continuing operations was $3.5 million in the third quarter of 2019, up 14 percent from $3.0 million in the third quarter of 2018, and EPS from continuing operations was $0.11 per share (diluted) in the third quarter of 2019, compared to $0.09 per share (diluted) for the third quarter of 2018. Net income (from continuing and discontinued operations) was $3.7 million in the third quarter of 2019, compared to $3.0 million in the third quarter of 2018. EPS was $0.11 per share (diluted) for the third quarter of 2019, compared to $0.09 per share (diluted) for the third quarter of 2018.

Adjusted EBITDA from continuing operations was $11.5 million for the third quarter of 2019, up 3 percent from $11.1 million in the third quarter of 2018.

Adjusted EBITDA (from continuing and discontinued operations) was $11.8 million for the third quarter of 2019, compared to $11.1 million in the third quarter of 2018.

At September 30, 2019, the Company had cash and cash equivalents and marketable securities of $172.6 million. Capital expenditures incurred during the third quarter of 2019 were $3.1 million.

Year-to-Date 2019 Compared to Year-to-Date 2018

For the first nine months of 2019, revenues were $191.4 million, an increase of 11 percent over revenues of $171.8 million for the first nine months of 2018. Operating income for the first nine months of 2019 decreased by 10 percent to $11.4 million, compared to $12.7 million for the first nine months of 2018, and was negatively impacted by the approximately $2.2 million expense associated with the June 2019 stock grant to employees in connection with the contribution of stock by our CEO to the Company to enable a stock grant. Income from continuing operations for the first nine months of 2019  was $10.6 million, up 3 percent from $10.3 million for the first nine months of 2018. Earnings per share from continuing operations were $0.33 per share (diluted) for the first nine months of 2019, compared to $0.32 per share (diluted) for the first nine months of 2018. Net income for the first nine months of 2019 decreased to $12.1 million, compared to $29.4 million for the first nine months of 2018, which decrease was primarily driven by the $19.1 million gain, net of tax, on the sale of the PX business in 2018.  Earnings per share were $0.37 per share (diluted) for the first nine months of 2019, compared to $0.91 per share (diluted) for the first nine months of 2018. Adjusted EBITDA from continuing operations increased by 11 percent to $35.7 million for the first nine months of 2019, compared to $32.1 million for the first nine months of 2018. Adjusted EBITDA decreased to $37.7 million for the first nine months of 2019, compared to $61.6 million for the first nine months of 2018, which decrease was driven primarily by the gain on the sale of the PX business in 2018.

Other Business Updates

At September 30, 2019, we had approximately 2.78 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

Management Team Announcement

On September 25, 2019, we announced that Scott A. Roberts, Interim Chief Financial Officer (CFO) and Vice President of Accounting and Finance, was appointed CFO and Senior Vice President by HealthStream’s board of directors. Beginning his career as a Certified Public Accountant with Ernst & Young, Mr. Roberts joined HealthStream 17 years ago. He held the position of Vice President, Accounting and Finance at HealthStream for five years and brings substantial financial expertise and

HealthStream Announces Third Quarter 2019 Results Page 3 October 21, 2019

experience to the role of CFO. His broad experience in public financial reporting, deep knowledge of financial operations, and his extensive company-specific experience make him uniquely qualified to serve as CFO.

Financial Outlook for 2019

Below we present our updated 2019 financial guidance:

	Full Year 2019 Guidance
Revenue
Workforce Solutions	$207	-	$210	million
Provider Solutions	45	-	46	million
Consolidated	$252	-	$256	million

Operating Income	$12.5	-	$14.0	million

Adjusted Non-GAAP Operating Income	$14.7	-	$16.2	million

Capital Expenditures			$33	million

Annual Effective Income Tax Rate	23	-	25	percent

Adjusted non-GAAP operating income guidance is a forward-looking non-GAAP financial measure which represents GAAP operating income guidance excluding the impact of the June 2019 stock grant to employees of approximately $2.2 million as described above. The Company believes that the presentation of this forward-looking non-GAAP financial measure and the exclusion of this expense from adjusted non-GAAP operating income guidance presents useful information to investors in evaluating the projected underlying operating performance of the Company during 2019 in light of the fact that Mr. Frist contributed stock in an amount sufficient to fully offset the $2.2 million expense of the Company associated with these grants and that these transactions will not result in any dilution of the stockholders of the Company (other than Mr. Frist).

This guidance includes the impact of the acquisition of Providigm, which is included in our Workforce Solutions segment, but does not include the impact of any other acquisitions or strategic investments that we may complete during 2019.

Commenting on third quarter 2019 results, Robert A. Frist, Jr, Chief Executive Officer, HealthStream, said, “We made progress on several key initiatives that are intended to deliver higher gross margins over time. We added approximately 434,000 hStream subscriptions, contracted 48 new accounts for the American Red Cross resuscitation suite, and increased new Verity subscriptions by 50 percent over last quarter.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, October 22, 2019, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #6543597) for U.S. and Canadian callers and 404-537-3406 (conference ID #6543597) for international callers.

HealthStream Announces Third Quarter 2019 Results Page 4 October 21, 2019

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, and changes in fair value of non-marketable equity investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces Third Quarter 2019 Results Page 5 October 21, 2019

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder; Colorado; Denver, Colorado; San Diego, California; and Chicago, Illinois. For more information, visit http://www.healthstream.com or call 800-933-9293.

HealthStream Announces Third Quarter 2019 Results Page 6 October 21, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues, net	$62,450	$59,925	$191,417	$171,791
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	25,348	25,102	79,015	70,586
Product development	7,195	6,600	21,763	19,149
Sales and marketing	9,003	8,559	28,343	26,536
Other general and administrative expenses	10,007	8,997	30,283	24,769
Depreciation and amortization	7,149	6,006	20,629	18,097
Total operating costs and expenses	58,702	55,264	180,033	159,137

Operating income	3,748	4,661	11,384	12,654

Other income (loss), net	853	(548)	2,528	241

Income from continuing operations before income tax provision	4,601	4,113	13,912	12,895
Income tax provision	1,140	1,077	3,270	2,575
Income from continuing operations	3,461	3,036	10,642	10,320
Discontinued operations:
Loss from discontinued operations before income tax provision	—	—	—	(64)
Gain on sale of discontinued operations	340	—	1,960	29,490
Income tax provision	89	—	515	10,319
Income from discontinued operations	251	—	1,445	19,107
Net income	$3,712	$3,036	$12,087	$29,427

Net income per share – basic:
Continuing operations	$0.11	$0.09	$0.33	$0.32
Discontinued operations	—	—	0.04	0.59
Net income per share - basic	$0.11	$0.09	$0.37	$0.91

Net income per share - diluted:
Continuing operations	$0.11	$0.09	$0.33	$0.32
Discontinued operations	—	—	0.04	0.59
Net income per share - diluted	$0.11	$0.09	$0.37	$0.91

Weighted average shares of common stock outstanding:
Basic	32,376	32,322	32,369	32,244
Diluted	32,437	32,415	32,416	32,308
Dividends declared per share	$—	$—	$—	$1.00

HealthStream Announces Third Quarter 2019 Results Page 7 October 21, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$133,914	$134,321
Marketable securities	38,724	34,497
Accounts and unbilled receivables, net	28,253	41,004
Prepaid and other current assets	22,076	31,612
Total current assets	222,967	241,434

Capitalized software development, net	20,701	18,352
Property and equipment, net	26,931	15,866
Operating lease right of use assets, net	30,134	—
Goodwill and intangible assets, net	155,701	145,522
Deferred tax assets	251	145
Deferred commissions	15,725	16,470
Other assets	7,787	4,159
Total assets	$480,197	$441,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$35,134	$40,793
Deferred revenue	64,565	66,061
Total current liabilities	99,699	106,854
Deferred tax liabilities	12,872	11,068
Deferred revenue, non-current	2,052	2,868
Operating lease liability, noncurrent	31,338	—
Other long-term liabilities	343	2,211
Total liabilities	146,304	123,001

Shareholders’ equity:
Common stock	289,424	286,597
Accumulated other comprehensive income (loss)	9	(23)
Retained earnings	44,460	32,373
Total shareholders’ equity	333,893	318,947
Total liabilities and shareholders' equity	$480,197	$441,948

HealthStream Announces Third Quarter 2019 Results Page 8 October 21, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2019	2018
Operating activities:
Net income	$12,087	$29,427
Income from discontinued operations	(1,445)	(19,107)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,629	18,097
Stock based compensation	3,643	1,306
Amortization of deferred commissions	6,269	5,695
Deferred income taxes	1,803	661
Provision for doubtful accounts	99	690
Gain on equity method investments	(87)	(25)
Change in fair value of non-marketable equity investments	—	1,271
Other	(101)	(22)
Changes in assets and liabilities:
Accounts and unbilled receivables	13,624	5,865
Prepaid and other assets	108	(6,274)
Accounts payable, accrued and other liabilities	(1,629)	(8,438)
Deferred revenue	(2,453)	658
Net cash provided by continuing operating activities	52,547	29,804
Net cash used in discontinued operating activities	—	(1,003)
Net cash provided by operating activities	52,547	28,801

Investing activities:
Business combinations, net of cash acquired	(18,018)	—
Proceeds from sale of discontinued operations	6,035	57,827
Changes in marketable securities	(4,105)	2,367
Proceeds from sale of fixed assets	13	-
Payments to acquire non-marketable equity investments	(3,342)	(833)
Purchases of property and equipment	(21,451)	(4,342)
Payments associated with capitalized software development	(11,179)	(8,042)
Net cash (used in) provided by continuing investing activities	(52,047)	46,977
Net cash used in discontinued investing activities	—	(115)
Net cash (used in) provided by investing activities	(52,047)	46,862

Financing activities:
Proceeds from exercise of stock options	214	2,582
Taxes paid related to net settlement of equity awards	(1,030)	(335)
Payment of earn-outs related to prior acquisitions	(38)	(38)
Payment of cash dividends	(53)	(32,357)
Net cash used in continuing financing activities	(907)	(30,148)
Net cash used in discontinued financing activities	—	—
Net cash used in financing activities	(907)	(30,148)

Net (decrease) increase in cash and cash equivalents	(407)	45,515
Cash and cash equivalents at beginning of period	134,321	84,768
Cash and cash equivalents at end of period	$133,914	$130,283

HealthStream Announces Third Quarter 2019 Results Page 9 October 21, 2019

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP income from continuing operations	$3,461	$3,036	$10,642	$10,320
Interest income	(864)	(736)	(2,538)	(1,586)
Interest expense	26	32	77	98
Income tax provision	1,140	1,077	3,270	2,575
Stock based compensation expense	569	459	3,643	1,306
Depreciation and amortization	7,149	6,006	20,629	18,097
Change in fair value of non-marketable equity investments	—	1,271	—	1,271
Adjusted EBITDA from continuing operations	$11,481	$11,145	$35,723	$32,081

GAAP net income	$3,712	$3,036	$12,087	$29,427
Interest income	(864)	(736)	(2,538)	(1,586)
Interest expense	26	32	77	98
Income tax provision	1,229	1,077	3,785	12,894
Stock based compensation expense	569	459	3,643	1,215
Depreciation and amortization	7,149	6,006	20,629	18,279
Change in fair value of non-marketable equity investments	—	1,271	—	1,271
Adjusted EBITDA	$11,821	$11,145	$37,683	$61,598

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Third Quarter 2019 Results Page 10 October 21, 2019

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for the financial performance for 2019, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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